FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 6/30/13

The following documents were previously filed with Post-Effective Amendment no. 51 to the Registrant’s registration statement filed on June 17, 2013, accession number 0001144204-13-035086.

 Investment Advisory Contracts

1.      Amendment to the Amended and Restated Management Agreement dated January 11, 2013
2.      Amendment to the Amended and Restated Management Agreement dated February 28, 2013
3.      Subadvisory Agreement with Cornerstone Capital Management LLC dated January 13, 2013

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